Exhibit 99.01
CADENCE TO ACQUIRE DENALI
Complementary Transaction Supports Cadence’s EDA360 Vision
SAN JOSE and SUNNYVALE, Calif. — May 13, 2010 — Cadence Design Systems, Inc. (Nasdaq: CDNS), a leader in global electronic design innovation, and Denali Software, Inc., a leading provider of electronic design automation (EDA) software and intellectual property (IP), today announced that the companies have entered into a definitive merger agreement under which Cadence will acquire Denali for $315 million in cash. Denali is expected to have approximately $45 million in cash at closing. In alignment with its EDA360 strategy, this transaction expands Cadence’s solution portfolio to deliver efficient and cost-effective system component modeling and IP integration. The transaction was unanimously approved by the Cadence and Denali Boards of Directors.
“Denali’s strengths in Memory Models, Design IP, and Verification IP accelerate the execution of Cadence’s recently announced EDA360 vision, creating new opportunities for the company,” said Lip-Bu Tan, president and chief executive officer of Cadence. “We are excited to welcome Denali’s talented employees and look forward to delivering the value inherent in this combination.”
“Bringing our two companies together provides a path for future growth, as well as expanded opportunities for our customers and employees,” said Sanjay Srivastava, president and chief executive officer of Denali. “Cadence is a leader in global electronic design and is the right match for Denali and its employees. I am personally excited to be a part of the Cadence team and to help realize the EDA360 vision.”
EDA360 centers on three components: (1) System Realization — the development of a complete hardware/software platform with all of the capabilities needed to begin applications development and deployment; (2) SoC Realization — the development of a single system on chip (SoC), including silicon IP and “bare-metal” software; and (3) Silicon Realization — everything required to get a design into silicon, including the creation and integration of large digital, analog, and mixed-signal IP blocks.
The merger will accelerate the delivery of the solutions outlined in this vision:
•	Denali’s memory models provide system component modeling and verification capabilities required in System Realization.

•	Denali’s Design IP products enhance the Cadence Open Integration Platform required in SoC Realization.

•	Denali’s ease-of-use and well-established support of third-party simulators by its Verification IP (VIP), coupled with the focus on metric-driven and compliance management of Cadence’s VIP, make this combination highly complementary and necessary for SoC Realization, and enable Cadence to expand its third-party simulation support.
Cadence intends to finance the transaction with available cash. The transaction is expected to be accretive to Cadence’s fiscal year 2011 earnings per share.

For more information, see the Question and Answer document on the Cadence website at www.cadence.com/cadence/investor_relations/Documents/DenaliQA.pdf.
Audio Webcast Scheduled
Lip-Bu Tan, Cadence’s president and chief executive officer, and Kevin S. Palatnik, Cadence’s senior vice president and chief financial officer, will host an audio webcast to discuss the merger on May 13, 2010, at 5:30 a.m. (Pacific) / 8:30 a.m. (Eastern). Attendees are asked to register at the Web site at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting May 13, 2010 at 8:30 a.m. (Pacific) and ending May 20, 2010 at 8:30 a.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence software and hardware, methodologies, and services to design, verify, and implement advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company, its products, and services is available at www.cadence.com.
About Denali
Denali is a world-leading provider of electronic design automation (EDA) tools, intellectual property (IP), software and design platforms for system-on-chip (SoC) design and verification. Denali delivers the industry’s most widely-used solutions for deploying PCI Express, USB, NAND Flash and DDR SDRAM subsystems in electronic designs. Developers use Denali’s EDA, IP products, and services to simplify design, reduce risk, and accelerate time-to-market for their complex SoC designs. Founded in 1995, Denali is headquartered in Sunnyvale, California and serves the global electronics industry with direct sales and support offices in North America, Europe, Japan, and Asia. www.denali.com.
The statements contained above regarding when Cadence expects to complete the transaction and when it expects the transaction to be accretive, as well as the statements by Lip-Bu Tan, Cadence president and chief executive officer, Kevin S. Palatnik, Cadence senior vice president and chief financial officer, and Sanjay Srivastava, Denali president and chief executive officer, include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) failure or inability to consummate the merger, effects of the merger on Cadence’s financial results, the effect of regulatory approvals, the difficulty in determining the fair value of Denali, the results of an audit of Denali’s financial statements, the potential inability to successfully operate or integrate Denali’s business, including the potential inability to retain customers, key employees or vendors; (ii) the effect of the announcement of the merger on Cadence’s and Denali’s respective businesses, including the possibility that the announcement may result in delays in customers purchases of products or services; (iii) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (iv) Cadence’s ability to successfully complete and realize the expected benefits of the previously disclosed restructurings without significant unexpected costs or delays, and the success of Cadence’s other efforts to improve operational efficiency and growth; (v) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (vi) change in customer demands, including the possibility that the previously disclosed restructurings and other efforts to improve operational efficiency could result in delays in customers’ purchases of products and services; (vii) economic and industry conditions in regions in which Cadence and Denali do business; (viii) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (ix) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (x) the effects of the previously disclosed restructurings and other efforts to improve operational efficiency on Cadence’s business, including its strategic and customer relationships, ability to retain key employees and stock prices; (xi) events that affect the reserves Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xii) the effects of any litigation or other proceedings to which Cadence is or may become a party.
For a detailed discussion of these and other cautionary statements related to our business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s Annual Report on Form 10-K for the year ended January 2, 2010, Cadence’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2010 and Cadence’s future filings.
Cadence Contacts:
Investors and Shareholders
Jennifer Jordan
408-944-7100
Media
Lynne Cox
408-944-7669
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